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                                                                     EXHIBIT 5.1


                               RIORDAN & McKINZIE
                       300 South Grand Avenue, Suite 2900
                         Los Angeles, California  90071



                                  June 5, 1998

                                                                       6-849-003


River Holding Corp.
599 Lexington Avenue, 18th Floor
New York, New York  10022

Hudson Respiratory Care Inc.
27711 Diaz Road
Post Office Box 9020
Temecula, California 92589-9020

           Re: River Holding Corp.--11 1/2% Series B Senior Exchangeable PIK Preferred Stock due 2010
                Hudson Respiratory Care Inc.--11 1/2% Subordinated Exchange Debentures due 2010, and 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010--Registration Statement on Form S-4
                ------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to River Holding Corp., a Delaware corporation ("Holding"), and Hudson Respiratory Care Inc., a California corporation (the "Hudson RCI"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of, and the offer to exchange, Holding's 11 1/2% Series B Senior Exchangeable PIK Preferred Stock due 2010 (the "Series B PIK Preferred Stock") to be registered with the Securities and Exchange Commission (the "Commission") (the "Exchange Preferred Stock"), for Holding's outstanding 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010, and in connection with the registration under the Securities Act of Hudson RCI's 11 1/2% Exchangeable Subordinated Debentures due 2010 (the "Hudson RCI Debentures") and Hudson RCI's 11 1/2% Senior Exchangeable PIK Preferred Stock (the "Hudson RCI PIK Preferred Stock," and with the Hudson RCI PIK Preferred Stock, the "Hudson RCI Securities"). This opinion is delivered to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") for the aforementioned Exchange Preferred Stock and exchange offer and for the aforementioned Hudson RCI Securities, filed as of the date hereof
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River Holding Corp.
Hudson Respiratory Care Inc.
June 5, 1998
Page 2



with the Commission under the Securities Act. Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

          In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the Certificate of Designation, Exchange Indenture, and Certificate of Determination, each attached as an exhibit to the Registration Statement, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance statutes.

          Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

          1. The shares of Series B PIK Preferred Stock have been duly authorized by all necessary corporate action and will, when issued, constitute valid and binding obligations on behalf of Holding, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, insolvency or other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) the discretion of the courts in applying equitable principles.

          2. The Hudson RCI Debentures have been duly authorized by all necessary corporate action on the part of Hudson RCI and, when the Exchange Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, and when the Hudson RCI Debentures shall have been duly executed, authenticated and delivered in accordance with the Exchange Indenture in exchange for the Series B PIK Preferred Stock, as contemplated by the Exchange Indenture, Certificate of Designation and Registration Statement, the Hudson RCI Debentures will be legally issued and fully paid and constitute the legally valid and binding obligations of Hudson RCI, except as may be limited by (i) bankruptcy, reorganization, insolvency or other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) the discretion of the courts in applying equitable principles.

          3. The shares of Hudson RCI PIK Preferred Stock have been duly authorized by all necessary corporate action and will, when issued in exchange for the Series B PIK Preferred Stock, as contemplated by the Certificate of Determination, Certificate of
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River Holding Corp.
Hudson Respiratory Care Inc.
June 5, 1998
Page 3



Designation and Registration Statement, constitute valid and binding obligations on behalf of Hudson RCI, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, insolvency or other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) the discretion of the courts in applying equitable principles.

          To the extent that the obligations of the Hudson RCI under the Exchange Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Exchange Indenture; that the Exchange Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Exchange Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Exchange Indenture.

          We advise you that certain members of this firm own interests, directly or indirectly, in a partnership which owns a majority of the stock of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                  Very truly yours,


                                  Riordan & McKinzie